EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8) pertaining to the Amended and Restated 1999 Employee Comprehensive Stock Plan, of our report dated April 1, 2003, with respect to the consolidated financial statements of Payment Data Systems, Inc. (formerly Billserv, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
---------------------------------
ERNST & YOUNG LLP

San Antonio, Texas

January 8, 2004